EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the common stock of CeriBell, Inc. is filed on behalf of each of us.

Dated: February 14, 2025

Red Tree Venture Fund, L.P.

By:

Red Tree GP, LLC

its

General Partner

By:

/s/ Heath Lukatch, PhD

Name: Heath Lukatch, PhD

Title: Managing Director

Red Tree Venture Fund SPV II, LLC

By:

Red Tree GP, LLC

its

General Partner

By:

/s/ Heath Lukatch, PhD

Name: Heath Lukatch, PhD

Title: Managing Director

Red Tree GP, LLC

By:

/s/ Heath Lukatch, PhD

Name: Heath Lukatch, PhD

Title: Managing Director

/s/ Heath Lukatch, PhD

Heath Lukatch, PhD